CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated November 19, 2004, relating to the financial statements and financial highlights which appear in the September 30, 2004 Annual Report to Shareholders of Mellon Institutional Funds Investment
Trust: The Boston Company Large Cap Core Fund, The Boston Company Small Cap Value Fund, The Boston Company Small Cap Growth Fund, The Boston Company Small Capitalization Equity Fund, The Boston Company Small Cap Tax-Sensitive Equity Fund, The Boston Company International Core Equity Fund, The Boston Company International Small Cap Fund, Standish Mellon Intermediate Tax Exempt Bond Fund and Standish Mellon Massachusetts Intermediate Tax Exempt Bond Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "The Funds' Service Providers", and "Experts and Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
January 28, 2005